UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2004

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
303 Peachtree St., N.E. Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code     (404) 588-7711

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On October 11, 2004, SunTrust Banks, Inc. ("SunTrust" or the "Registrant") held a conference call to discuss an anticipated restatement of the Registrant's financial statements for its first and second fiscal quarters of 2004. A copy of the transcript from this conference call is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 12, 2004, SunTrust appointed Thomas E. Panther, a Senior Vice President of SunTrust, to the position of interim Controller (Chief Accounting Officer). From February 2004 until his appointment as interim Controller, Mr. Panther served as SunTrust's Line of Business Senior Financial Officer, where he was responsible for providing financial and strategic support to SunTrust's lines of business. From October 2000 to February 2004, he served as Private Client Services Senior Financial Officer with SunTrust. From July 1991 to October 2000, Mr. Panther worked at Arthur Andersen LLP in Atlanta, Georgia, where he served as an audit manager from June 1996 to October 2000. Mr. Panther is a Certified Public Accountant and he is 35 years old. A copy of the press release issued by SunTrust on October 11, 2004 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 8.01.    Other Events

Effective as of October 12, 2004, SunTrust appointed Carl F. Mentzer, Executive Vice President of SunTrust's Commercial Line of Business, to the position of interim Chief Credit Officer. Mr. Mentzer has been employed by SunTrust since 1978.

Item 9.01.    Financial Statements and Exhibits

(c)     Exhibits.

99.1	Transcript of SunTrust Banks, Inc. conference call held on October 11, 2004.
99.2	Press release issued by SunTrust Banks, Inc. on October 11, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: October 15, 2004

By: /s/ Kimberly N. Rhodes
Kimberly N. Rhodes Vice President and Corporate Counsel